WAIVER AGREEMENT

                           DATED AS OF AUGUST 18, 1997


           Waiver Agreement dated as of August 18, 1997 to the Revolving Credit Agreement and Factoring Facilities between The CIT Group/Commercial Services, Inc. and Leslie Fay Marketing, Inc. dated as of June 2, 1997.

           Waiver. In response to the Borrower's request, the Lender hereby waives compliance by the Borrower with the requirements of Section 10.17 with respect to the fiscal quarter ending July 5, 1997.


           IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.


                                   LESLIE FAY MARKETING, INC.


                                   By: /s/Warren T. Wishart
                                      ----------------------------
                                           Warren T. Wishart
                                           Secretary and Chief Financial Officer


                                   THE CIT GROUP/COMMERCIAL SERVICES


                                   By: /s/John Hendrickson
                                      ----------------------------
                                           John Hendrickson
                                           Vice President